SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 23, 1997



                  CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





   Illinois                     0-16111                   36-3314827
----------------             --------------           -----------------
(State or other)             (Commission              (IRS Employer
 Jurisdiction of              File Number)             Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




    Registrant's telephone number, including area code:  (312) 915-1987
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                            RIVEREDGE PLACE OFFICE BUILDING

                                   ATLANTA, GEORGIA
                                   ----------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On December 23, 1997, Carlyle Real Estate Limited Partnership - XV (the "Partnership") sold the land, building and related improvements of the RiverEdge Place Office Building (the "Property"), located in Atlanta, Georgia. The buyer, CMD Realty Investment Fund III, L.P., an Illinois limited partnership, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations. The Property is a 12-story, 235,762 square foot office building and a six-story, 815-space parking structure and, as of the date of sale, was approximately 97% occupied.

     In 1992, the Property was 100% leased to an affiliate of the major tenant, First American Bank (the "Bank"), under a long-term over-lease executed in connection with the purchase of the property. The Bank and its affiliate approached the Partnership and indicated that they were experiencing financial difficulties as a result of their substantial percentage of problem loans and the adverse impact of their much publicized affiliation with the Bank of Credit and Commerce International (BCCI). On June 23, 1992, the Partnership reached an agreement with the Bank and received $9,325,000 for the buy-out of the Bank's over-lease obligations. The $9,325,000 was concurrently remitted to the lender to reduce the mortgage note secured by the property. The Partnership ceased making monthly debt service payments effective July 1, 1992 and continued to seek to restructure the mortgage note. Prior to the sale the lender and the Partnership agreed to a non-binding term sheet which would allow the Partnership to participate in proceeds from a sale of the Property. The term sheet stipulated that after payment of the remaining outstanding principle balance of approximately $18,166,000, the Partnership would receive $500,000 with any remaining sale proceeds allocated 60% to the lender and 40% to the Partnership. Additionally, pursuant to the term sheet, the Partnership agreed to remit to the lender all cash flow from operations of the Property commencing July 1, 1992 through the date of sale, which aggregated approximately $6,350,000.

     The sale price of the land, building and improvements was $26,600,000. Approximately $3,200,000 of cash proceeds was received by the Partnership from the sale, net of closing costs and the payment of $23,026,518 of the outstanding mortgage principle and accrued interest on the loan secured by the Property. The remaining approximately $2,600,000 of accrued interest was forgiven by the lender in conjunction with the sale. The Property was classified as held for sale as of December 31, 1996 and therefore has not been subject to continued depreciation from such date for financial reporting purposes. The Partnership expects to recognize in 1997 a gain on sale of approximately $9,000,000 and an extraordinary gain on forgiveness of indebtedness of approximately $2,600,000 for financial reporting purposes, and a gain of approximately $12,000,000 for Federal income tax reporting purposes. In addition, in connection with the sale of this Property and as is customary in such transactions, the Partnership agreed to certain representations, warranties and covenants with a stipulated survival period which expires June 23, 1998. Although it is not expected, the Partnership may ultimately have some liability under such representations, warranties and covenants, which are limited to actual damages and shall in no event exceed $500,000 in the aggregate.









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     The Partnership Agreement provides that net sale or refinancing proceeds are to be allocated 99% to the Holders of Interest and 1% to the General Partners until receipt by the Holders of Interest of their initial contributed capital plus a return thereon. Thereafter, distributions of net sale or refinancing proceeds are to be allocated to the General Partners until the General Partners have received an amount equal to 3% of the gross sales prices of any properties sold, then the balance 85% to the Holders of Interest and 15% to the General Partners. If upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Holders of Interests have not received cash distributions from net sale and refinancing proceeds equal to their initial contributed capital plus any deficiency in a specified return thereon the General Partners will be required to return all or a portion of the 1% distribution of net sale or refinancing proceeds described above. As of December 31, 1997 the General Partners have received net sale or refinancing proceeds of approximately $170,312. The Holders of Interests have not received and are not expected to receive cash distributions to satisfy the preference requirements described above. Therefore, the General Partners are waiving any right to receive distributions from this sale.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.  Not applicable.

     (b)  Pro Forma Financial Information - Narrative.

            As a result of the sale of the Property by the Partnership, beyond the date of sale there will be no further rental and other income, mortgage and other interest, property operating expenses and amortization of deferred expenses recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's fiscal year ended December 31, 1996 were approximately, $3,388,000, $2,521,000, $1,584,000, and $78,000, respectively. Rental and other income, mortgage and other interest, property operating expenses and amortization of deferred expenses were approximately, $2,780,000, $1,890,000, $1,348,000, and $71,000, respectively, for the nine months ended September 30, 1997 in the consolidated financial statements of the Partnership. Also as a result of the sale of the Property, there are no further assets and liabilities related to the Property in the Partnership's consolidated financial statements, which at September 30, 1997 consisted of land, buildings and improvements held for sale or disposition of approximately $16,670,000; accrued rents receivable of approximately $221,000; deferred expenses of approximately $356,000; current liabilities (including mortgage debt) of approximately $25,463,000 and tenant security deposits of approximately $55,000.

     (c)  Exhibits.

       10.1 Purchase agreement between Carlyle Real Estate Limited Partnership - XV, an Illinois limited partnership, and CMD Realty
Investment Fund III, L.P., an Illinois limited partnership, dated December 18, 1997.












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                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                     CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                     BY:   JMB Realty Corporation
                           (Corporate General Partner)


                                  GAILEN J. HULL
                           By:    GAILEN J. HULL
                                  Senior Vice President
                                  Principal Accounting Officer





Date:  January 7, 1998













































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